Exhibit 10.1

FINANCIAL ADVISORY AGREEMENT

This Agreement is made and entered into as of the 24th day of March, 2010, between Pimi Agro Cleantech, Inc., a Delaware corporation (the "Company") and Lampost Capital L.C., a Florida limited liability company (the "Financial Advisor").

W I T N E S S E T H :

WHEREAS, The Company is seeking certain financial advice regarding business and  financing activities; and

WHEREAS, the Financial Advisor is willing to furnish certain business and financial related advice and services to the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Purpose.  The Company hereby engages the Financial Advisor on a non-exclusive basis for the term specified in this Agreement to render financial advisory consulting advice to the Company relating to financial and similar matters upon the terms and conditions set forth herein.

2.           Representations of the Financial Advisor.  The Financial Advisor represents and warrants to the Company that:

a)           Financial Advisor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Financial Advisor, enforceable in accordance with its terms.

b)           Financial Advisor is (i) a limited liability company duly  organized, validly existing and in good standing under the laws of the State of Florida; (ii) duly registered as a broker-dealer in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (iii) a member in good standing of the Financial Industry Regulatory Authority ("FINRA") and is duly and lawfully engaged in the securities brokerage business; and (iv) in addition to its securities brokerage business, provides financial and business consulting advisory services.

c)           Financial Advisor is free to enter into this Agreement and the services to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which the Financial Advisor is bound.  The Company acknowledges that the Financial Advisor is in the securities business and may provide financial services and consulting advice (of the type contemplated by this Agreement) to others and that nothing herein contained shall be construed to limit or restrict the Financial Advisor in providing financial services to others, or rendering such advice to others.

3.           Representations of the Company.  The Company represents and warrants to the Financial Advisory that:

a)           The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms.

b)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.           Duties of the Financial Advisor.  During the term of this Agreement, the Financial Advisor will provide the Company with consulting advice as specified below at the request of the Company, provided that the Financial Advisor shall not be required to undertake duties not reasonably within the scope of the consulting advisory service in which the Financial Advisor is engaged generally.  In performance of these duties, the Financial Advisor shall provide the Company with the benefits of its best judgment and efforts, and the Financial Advisor cannot and does not guarantee that its efforts will have any impact on the business of the Company or that any subsequent improvement will result from the efforts of the Financial Advisor.  It is understood and acknowledged by the parties that the value of the Financial Advisor's advice is not measurable in any quantitative manner, and that the amount of time spent rendering such consulting advice shall be determined according to the Financial Advisor's discretion.

The Financial Advisor's duties may include, but will not necessarily be limited to, rendering the following services to the Company:

a)           Study and review the business, operations, historical financial performance of the Company (based upon management's forecast of financial performance) so as to enable the Financial Advisor to provide advice to the Company;

b)           Assist the Company in attempting to formulate the optimum strategy to meet the Company's working capital and capital resources needs during the period of this Agreement;

c)           Assist in the introduction of the Company to institutional or other capital financing sources;

d)           Assist the Company in issues of capital formation, including but not limited to advice and assistance in connection with listings on domestic and foreign exchanges, stock buybacks, splits, dividends, issuing new securities, stock loans, and venture financing such as private investments in public enterprises (“PIPEs”);

e)           Assist in the formulation of the terms and structure of any reasonable proposed equity or debt financing or business combination transaction involving the Company;

f)           Assist in any presentation to the Board of Directors of the Company, as requested, in details of any proposed transaction;

g)           Advise the Company as to the expected reaction of the financial community to any transaction and other matters, and assist in determining the optimum means of communicating the pertinent aspects, such as strategic considerations, benefits to the Company and financial impact, to the financial community; and

h)           Assist the Company in the development of increased market awareness to and among securities research analysts, and broker dealer/investment banking conferences.  Financial Advisor shall sponsor and network the Company at a National Investment Banking Association capital conference in an effort to create such increased awareness.

5.           Effective Date, Term and Termination.  This Agreement shall be effective as of March 1, 2010 and will continue until December 31, 2010. This ten (10) month Agreement can only be extended and otherwise modified by mutually consent and in writing.  The Company shall have the right to terminate the Services without cause at any time upon written notice to Financial Advisor, in which case there will be no refund of any fees paid to Financial Advisor. Financial Advisor shall have the right to terminate the Services at any time upon written notice to Company, and will refund any fee collected for the remainder of the term on a pro-rata basis unless Financial Advisor terminated for specific cause.

6.           Option to Renew and Extend.  The Company and Financial Advisor may renew the term of this Agreement on terms to be mutually agreed upon in writing, including the possibility of a month-to-month renewal.

7.           Financial Advisory Fee. Upon the execution of this Agreement, the Company shall issue to the Financial Advisor and/or persons designated by the Financial Advisor (“holder”) 30,000 shares of the Company’s Common Stock (the “Shares”) in consideration for the Financial Advisory services rendered hereunder.

The Shares shall not have been registered under the Securities Act of 1933, as amended (the "Act"), and the certificates representing the Shares shall bear the following legend:

The securities represented by this certificate may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel that an exemption from registration under such Act and applicable state securities laws is available.

8.           Financing Fee.  In the event the Financial Advisor effects, introduces, or otherwise participates in effecting a Financing by the Company in a private or public debt and/or equity transaction, pursuant to which the Company obtains financing or other consideration, the Financial Advisor shall receive a Financing Fee in addition to the Financial Advisory Fee and any other fee to be received pursuant to this Agreement, which shall be mutually determined between the Company and the Financial Advisor at the time of any such Financing.

9.           Transaction Finder's Fee.  In the event the Financial Advisor introduces to the Company another party or entity, and that as a result of such introduction, a transaction between such entity and the Company is consummated (“Transaction”), then the Company shall pay to the Financial Advisor a Transaction Finder's Fee as follows:

a.	Five percent (5%) of the first $1,000,000 of the consideration paid in such transaction;
b.	Four percent (4%) of the consideration in excess of $1,000,000 and up to $2,000,000;
c.	Three percent (3%) of the consideration in excess of $2,000,000 and up to $3,000,000;
d.	Two percent (2%) of any consideration in excess of $3,000,000 and up to $4,000,000; and
e.	One percent (1%) of any consideration in excess of $4,000,000.

The Finder's Fee due the Financial Advisor shall be paid by the Company in cash and/or in securities at the closing of the Transaction as mutually agreed between the Company and the Financial Advisor, without regard to whether the Transaction involves payments in cash, securities, or a combination of securities and cash, or is made on an installment sale basis.  By way of example, if the Transaction involved securities of the acquiring entity (whether securities of the Company, if the Company is the acquiring party, or securities of another entity, if the Company is the selling party) having a value of $5,000,000, the consideration to be paid by the Company to the Financial Advisor at closing shall be $150,000.

In the event that for any reason the Company shall fail to pay to the Financial Advisor all or any portion of the Finder's Fee payable hereunder when due, interest shall accrue and be payable on the unpaid balance due hereunder from the date when first due through and including that date when actually collected by the Financial Advisor, at a rate equal to two (2) points over the prime rate as stated in the Wall Street Journal, computed on a daily basis and adjusted as announced from time to time.

Notwithstanding anything herein to the contrary, if the Company shall, within 180 days immediately following the termination of this Agreement, conclude a Transaction with any party introduced by the Financial Advisor to the Company prior to the termination of this Agreement, the Company shall also pay the Financial Advisor the Finder's Fee determined above.

10.           Expenses. In addition to the fees payable hereunder, the Company shall reimburse the Financial Advisor, within five (5) business days of its request, for any and all reasonable pre-approved out-of-pocket expenses incurred in connection with the services performed by the Financial Advisor pursuant to this Agreement, including (i) reasonable hotel, food and associated expenses incurred in connection with performing due diligence of the Company; (ii) reasonable charges for travel; (iii) reasonable long-distance telephone calls; and (iv) other reasonable expenses spent or incurred on the Company's behalf.

11.           Use of Advice by the Company; Public Market for the Company's Securities.  The Company acknowledges that all opinions and advice (written or oral) given by the Financial Advisor to the Company in connection with the engagement of the Financial Advisor are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of the Financial Advisor to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to the Financial Advisor, or use of the Financial Advisor's name in any annual reports or any other reports or releases of the Company without the prior written consent of the Financial Advisor.

The Company acknowledges that the Financial Advisor makes no commitment whatsoever as to making a public trading market in the Company's securities or to recommending or advising its clients to purchase the Company's securities.  The Company hereby represents and acknowledges that any payment made pursuant to this agreement is not compensation for the purpose of making a market in the Company's securities or to cover out-of-pocket expenses for making a market in the Company's securities or for submitting an application to make a market in the Company's securities.  Research reports or corporate finance reports that may be prepared by the Financial Advisor will, when and if prepared, be done solely on the merits or judgment and analysis of the Financial Advisor or any senior corporate finance personnel of the Financial Advisor.

12.           Company Information.  The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, the Financial Advisor will use and rely on data, material and other information furnished to the Financial Advisor by the Company.  The Company shall provide reasonable access to information, excluding any material non-public information, and to the officers and financial management of the Company necessary for performance by the Financial Advisor of the services to be performed.  The Company acknowledges and agrees that in performing its services under this engagement, the Financial Advisor may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.  In addition, in the performance of its services, the Financial Advisor may look to such others for such factual information, economic advice and/or research upon which to base its advice to the Company hereunder as the Financial Advisor shall in good faith deem appropriate.  The parties further acknowledge that the Financial Advisor undertakes no responsibility for the accuracy of any statements to be made by Company management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and FINRA.

13.  The Financial Advisor as an Independent Contractor.  The Financial Advisor shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof.  The Financial Advisor and the Company acknowledge that neither the Financial Advisor nor any of its officers or employees is an officer, director or agent of the Company; it is not, and will not be, responsible for any management decisions on behalf of the Company; and may not commit the Company to any action; and Company shall have no obligation to accept or act upon any advice or service provided under this Agreement except as expressly set forth in this Agreement. The Company represents that Financial Advisor does not have, through stock ownership or otherwise, the power either to control the Company, or to exercise any dominating influences over its management. Financial Advisor understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and Financial Advisor will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company. The Company and Financial Advisor agree that the relationship among the parties shall be that of independent contractor.

14.           Indemnification.  In the performance of its services, the Financial Advisor shall be obligated to act only in good faith, and shall not be liable to the Company for errors in judgment not the result of willful misconduct.  The Company shall indemnify and hold harmless the Financial Advisor against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including costs, expenses, awards and/or judgments) arise out of or are in connection with the services rendered by the Financial Advisor or any transactions in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards and/or judgments), arising out of willful misconduct or willful omissions of the Financial Advisor.  In addition, the Company shall also indemnify and hold harmless the Financial Advisor against any and all reasonable costs and expenses incurred relating to the foregoing.

The Financial Advisor shall give the Company prompt notice of any such liability, claim or lawsuit which the Financial Advisor contends is the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

15.           Miscellaneous.

(a)           This Agreement between the Company and the Financial Advisor constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

(b)           Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent postage prepaid by certified or registered mail, return receipt requested, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

If to the Company:                  Youval Saly, CEO
Pimi Agro Cleantech, Inc.
269 South Beverly Drive, Suite 1091
Beverly Hills, CA 90212

If to the Financial Advisor:                                                Michael Meade, President
Lampost Capital, L.C.
7777 West Glades Road, Suite 213
Boca Raton, Florida 33434

(c)           This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

(d)           This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

(e)           No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

(f)           The Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflict of laws provision thereof.  The parties jointly agree that any and all disputes arising from this Agreement shall be resolved in a binding arbitration proceeding before the American Arbitration Association (the “AAA”) and presided over by a qualified three (3) person arbitration panel in accordance with the AAA’s Commercial Rules of Arbitration.  The venue for any arbitration proceeding shall be located in Boca Raton, Florida, or such other location as mutually agreed upon by the parties.

(g)           This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

(h)           All section or paragraph titles or captions in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

(i)           All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

(j)           The parties hereto shall execute and deliver all documents, provide all information and take or avoid all actions necessary or appropriate to achieve the purposes of this Agreement.
(k)           If any provision of this Agreement, or the application of such provision, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

(l)           This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

COMPANY: PIMI AGRO CLEANTECH, INC.	FINANCIAL ADVISOR: LAMPOST CAPITAL, L.C.
By: /s/ Youval Saly	By: /s/ Michael S. Meade
Youval Saly	Michael S. Meade
Its: Chief Executive officer	Its: Chief Executive Officer